                                     [LOGO]

                               ZYCAD CORPORATION
                             47100 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 1995
                            ------------------------
TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Zycad Corporation (the "Company"), a Delaware corporation, will be held on Wednesday, August 30, 1995 at 3:30 p.m., Pacific Daylight Time, at 47100 Bayside Parkway, Fremont, California, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the appointment of Deloitte & Touche as an independent public auditors for the company for the current fiscal year.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of the business on June 23, 1995 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

    Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors
                                          Douglas E. Klint
                                          SECRETARY
Fremont, California
July 26, 1995

                             YOUR VOTE IS IMPORTANT
    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Zycad Corporation, a Delaware corporation ("Zycad" or the "Company"), for use at the Annual Meeting of Stockholders to be held Wednesday, August 30, 1995 at 3:30 p.m., Pacific Daylight Time, and at any adjournment thereof. The Annual Meeting will be held at Zycad's principal executive offices, 47100 Bayside Parkway, Fremont, California 94538. The Company's telephone number at this address is
(510) 623-4400.

    The Company intends to mail this Proxy Statement, accompanied by the Annual Report to Stockholders for the fiscal year ended December 31, 1994, to Stockholders on or about July 26, 1995.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on June 23, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 19,444,960 shares of the Company's Common Stock ("Common Stock"), $.10 par value, were issued and outstanding. As of the Record Date, the following persons or entities were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

                                                                                             NUMBER OF     PERCENT OF
NAME AND ADDRESS                                                                            SHARES (1)        TOTAL
- ----------------------------------------------------------------------------------------  ---------------  -----------
Phillips W. Smith ......................................................................     1,221,993(2)         6.3%
 4601 East Indian Bend Road
 Paradise Valley, Arizona 85253

- ------------------------
(1) Includes 2,000 shares held by Dr. Smith's spouse. Dr. Smith disclaims beneficial ownership of these shares.

                            REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it any time before it is exercised. It may be revoked by filing with the Secretary of the Company at the Company's principle executive office, 47100 Bayside Parkway, Fremont, California 94538, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Stockholders are entitled to one vote for each share of Common Stock held and are not entitled to cumulate votes for the election of directors.

    The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional material furnished to stockholders. The solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to these persons for any such services. In addition, The Company has retained the services of Beacon Hill Partners, Inc. as a paid solicitor to solicit proxies for a fee of $2,500 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Except as described above, the Company does not intend to solicit proxies other than by mail.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, an abstention has the same effect as a vote against a proposal. In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes with respect to proposals such as those set forth in this Proxy Statement should not be considered "Votes Cast" and accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be included in the proxy statement relating to the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than December 29, 1995 in order that they may be considered for inclusion in the Proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors, and ten-percent stockholders were complied with.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of four directors is to be elected at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified, or his earlier death, resignation, or removal. Each of the four nominees is currently a director of the Company, having been so elected by the stockholders or appointed by the Board of Directors. Unless otherwise directed on the enclosed form of proxy, the proxy holders will vote the proxies received by them for the four nominees named below. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

NOMINEES

    Set forth below is information regarding the nominees, including information furnished by them as to their principle occupation for the last five years, certain other directorships held by them, and their ages as of June 23, 1995:

                             DIRECTOR
NAME                           SINCE         AGE                      PRINCIPAL OCCUPATION
- --------------------------  -----------      ---      -----------------------------------------------------
Peter J. Cassidy..........        1991           51   Executive Vice President and Chief Financial Officer
                                                       of the Company
James R. Fiebiger.........        1994           53   Industry Consultant; Chairman and Managing Director,
                                                       Thunderbird Technology, Inc.
Benjamin Huberman.........        1990           57   President of Huberman Consulting Group
Phillips W. Smith.........        1990           57   President and Chief Executive Officer of the Company

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any of the directors and executive officers of the Company.

    Mr. Cassidy was appointed a director of the Company in November 1991. He has held the position of Executive Vice President and Chief Financial Officer of Zycad Corporation since July 1990. From October 1987 to July 1990, he was Executive Vice President, Operations and Chief Financial Officer for Sharebase Corporation, a relational data base system supplier.

    Dr. Fiebiger was appointed a director of the Company in February 1994. Dr. Fiebiger has been a Consultant for the semiconductor industry since serving as President and Chief Operating Officer of VLSI Technology, Inc., a manufacturer of semiconductors, from February 1988 to August 1993. Previous positions include President and CEO of Thomson-Mostek and Senior Vice President and Assistant General Manager of Motorola's Worldwide Semiconductor Sector. Dr. Fiebiger is also a member of the Board of Directors of Mentor Graphics Corporation and Chairman and Managing Director, Thunderbird Technologies, Inc.

    Mr. Huberman was appointed a director of the Company in September 1990. He has served as President of the Huberman Consulting Group, a management consulting firm, since 1990. Prior to that, he served as Vice president of Consultants International from 1981 to 1988 and as President from 1988 to 1990. Mr. Huberman is currently a member of the Chief of Naval Operations' Executive Panel. From 1988 to mid-1990, he also served as the first chairman of the Technical Advisory Panel to the U.S. Space Command.

    Dr. Smith was named President, Chief Executive Officer and director of the Company in June 1990. He had been an independent industry consultant from October 1989 to June 1990 after leaving his post as Chairman and Chief Executive Officer of Edgecore Technology, Inc., a computer manufacturer, after it was acquired by Arix Corporation in September 1989. Previously, Dr. Smith had been President and Chief Executive Officer and a director of CAE Systems, Inc.

VOTE REQUIRED

    The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

    The Audit Committee of the Board, which currently consists of directors Benjamin Huberman and James Fiebiger, recommends engagement of the Company's independent auditors, approves services performed by such auditors and reviews and evaluates the Company's accounting system and its system of internal controls. The Audit Committee met once during the year ended December 31, 1994.

    The Compensation Committee, which currently consists of directors James Fiebiger and Benjamin Huberman, administers the Company's stock plans and approves salaries, stock options and other compensation arrangements for executive officers of the Company. The Compensation Committee met four times during the year ended December 31, 1994.

    On February 27, 1995, the Board of Directors established a nominating committee consisting of Directors James Fiebiger and Benjamin Huberman for the purpose of establishing criteria and qualifications for prospective Board Members and recommending the nomination of Board Members should a vacancy arise. The Nominating Committee had their first meeting on February 27, 1995.

    During the 1994 fiscal year, the Board of Directors held a total of five (5) meetings. Each incumbent Board member attended at least 80% of the aggregate of all meetings of the Board of Directors, plus all meetings of all committees of the Board on which he served during the year ended December 31, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of outside directors James Fiebiger and Benjamin Huberman. None of these individuals was at any time during the fiscal year ended December 31, 1994 or at any other time an officer or employee of the Company.

    During fiscal year ended December 31, 1994, the Company paid Mr. Benjamin Huberman, a member of the Board of Directors, $80,000 in consulting fees. Mr. Huberman has worked closely with the Company in developing and marketing consulting services through the Company's services division. Management believes that this arrangement is at least as favorable as could be negotiated with outside consultants.

    During fiscal year ended December 31, 1994, the Company paid Dr. James Fiebiger, a member of the Board of Directors, consulting fees in the amount of $29,750 of which $12,950 was paid in cash and $16,800 was paid by granting Dr. Fiebiger stock warrants for 5,918 shares of the Company's Common stock at an exercise price of $.0 per share, and which are exercisable in full at any time. Dr. Fiebiger's consulting services were rendered for product development, strategic planning and marketing consulting services for Field Programmable Gate Array Products developed by the Company's Gatefield Division. Management believes that this arrangement is at least as favorable as could be negotiated with outside consultants.

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company receive a retainer of $2,500 per quarter plus a fee of $1,000 for attendance at each Board and Board Committee meetings and are reimbursed for their expenses in attending meetings of the Board of Directors. On September 10, 1990, Mr. Huberman received warrants from the Company entitling him to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, the then market value. The warrants granted on September 10, 1990, did not become exercisable until six months from the issue date (sixth month anniversary date), at which time these warrants became exercisable for 16.6% of such shares and become exercisable cumulatively as to 2.78% of such shares of the seventh month anniversary date and on each monthly anniversary date thereafter until the thirty-sixth month anniversary date at which time these warrants are exercisable in full. On August 16, 1993

Mr. Huberman received warrants from the Company entitling him to purchase 30,000 shares of the Company's Common Stock at an exercise price of $2.06 per share. These warrants are exercisable for 10,000 shares on each yearly anniversary date. On February 4, 1994, Dr. Fiebiger received warrants from the Company entitling him to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.63 per share. These warrants are exercisable for 10,000 shares on each yearly anniversary date. All warrants expire six years after their respective issue dates or 90 days after resignation from the Board of Directors, whichever occurs first.

    See "Proposal One -- Election of Directors -- Compensation Committee Interlocks and Insider Participation" for information regarding consulting fees paid to a director during 1994.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information regarding ownership of the Company's Common Stock as of June 23, 1995, by each director, by each of the executive officers named in the summary Compensation Table, and all executive officers and directors of the Company as a group.

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                                                                                                    APPROXIMATE
                                                                                                      PERCENT
NAME                                                                                 AMOUNT OWNED      OWNED
- -----------------------------------------------------------------------------------  ------------   -----------
Phillips W. Smith..................................................................  1,221,993         6.3%
Benjamin Huberman..................................................................     75,000(1)     *
Peter J. Cassidy...................................................................    300,000(2)      1.5%
Douglas E. Klint...................................................................      2,001(3)     *
James Fiebiger.....................................................................     15,918(4)     *
All directors and executive officers as a group (6 persons)........................  1,614,913(5)      8.3%

- ------------------------
 *   Less than (1) percent.

(1) Includes 60,000 shares subject to warrants held by Mr. Huberman that are exercisable within 60 days of the Record Date.

(2) Represents 300,000 shares subject to options held by Mr. Cassidy that are exercisable within 60 days of the Record Date.

(3) Includes 2,000 shares subject to options held by Mr. Klint that are exercisable within 60 days of the Recorded Date.

(4) Includes 10,000 shares subject to warrants held by Dr. Fiebeger that are exercisable within 60 days of the Recorded Date

(5) Includes 372,000 shares subject to options and warrants held by four persons that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the three other executive officers, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 1994 as well as the Company's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                           COMPENSATION          OTHER        COMPENSATION
                                                ANNUAL    BONUS/INCENTIVE       ANNUAL         SECURITIES      ALL OTHER
                                                SALARY     COMPENSATION      COMPENSATION      UNDERLYING     COMPENSATION
 NAME AND PRINCIPAL POSITION (1)      YEAR        ($)           ($)               ($)              (#)            ($)
- ----------------------------------  ---------  ---------  ---------------  -----------------  -------------  --------------
Phillips W. Smith                        1994    200,000           0           64,912(3)                0        19,990(4)
 President and Chief                     1993    177,258           0           25,732(5)                0        11,173(6)
 Executive Officer                       1992    200,000           0              --                    0        12,310(6)
Peter J. Cassidy                         1994    175,000           0              --                    0         7,314(6)
 Executive Vice President.               1993    161,965           0              --                    0         8,098(6)
 And Chief Financial Officer             1992    175,000           0              --                    0         8,750(6)
John R. Harding                          1994    155,167      69,167            9,912(7)                0        15,112(8)
 Executive Vice President,               1993    150,866      79,134          234,465(7)(9)             0        14,206(6)
 Sales & Marketing                       1992    162,005      98,000(10)      149,644(7)(11)            0        10,348(6)
Douglas E. Klint                         1994    120,998           0              --                    0         6,050(6)
 Vice President, General                 1993    107,692           0              --               10,000         5,385(6)
 Counsel and Corporate                   1992    106,835           0            3,500(12)               0         5,341(6)
 Secretary

- ------------------------
 (1) The Company has four executive officers, including the Chief Executive Officer. Mr. Harding resigned from the Company effective October 31, 1994.

 (2) Messrs. Smith, Cassidy and Klint are paid bonuses based on the Company profitability. Mr. Harding is paid incentive compensation based on the Company revenues and profit margin.

 (3) Represents $25,937 in cost of living adjustments for California housing and $38,975 in tax gross up reimbursement payments for 1993 and 1994.

 (4) Includes $10,000 contributed by the Company to a cafeteria benefit plan and $2,310 contributed by the Company to a 401 (K) plan, , and $7,680 for term life insurance expense reimbursement.

 (5) Represents $25,732 in cost of living adjustments for California housing.

 (6) Represents Company contributions to defined benefits plans.

 (7) Represents relocation expenses reimbursed by the Company in connection with Mr. Harding's relocation to California.

 (8) Includes $6,661 contributed by the Company to a cafeteria benefit plan, $2,310 contributed by the Company to a 401 (K) plan, and $6,141 for interest forgiven on a Company loan.

 (9) Approximately $65,000 of these relocation expenses represent the costs associated with the sale of Mr. Harding's New Jersey House; $80,000 represent California housing and cost of living adjustments which expired on 2/28/94; and $90,000 represent tax gross up reimbursement payments.

(10) Incentive compensation partially guaranteed in 1992 in connection with Mr. Harding's promotion to Executive Vice President, Sales and Marketing, and his relocation to California.

(11) Represents $149,644 reimbursed by the Company for relocation expenses.

(12) Represents $3,500 reimbursed by the Company for relocation expenses.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The 1984 Stock Option Plan (the "1984 Plan") was originally adopted by the Board of Directors in March 1984 and approved by the stockholders in April 1984 and has been subsequently amended. The 1984 Plan provided for a maximum of 3,500,000 shares of Common Stock to be issued pursuant to options granted thereunder. On February 11, 1992, The Board of Directors approved an amendment to the 1984 Plan, increasing the number of shares reserved under the 1984 Plan from 3,500,000 to 4,000,000 which increase was approved by the stockholders at the 1992 Annual Meeting of Stockholders. Options granted under the 1984 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options that do not qualify for special tax treatment. The 1984 Plan also permitted the grant of stock appreciation rights ("SAR") for all or any part of the number of shares covered by an unexercised option under the 1984 Plan. However, no SARs were ever granted. All employees of the Company were eligible to receive options and SARs under the 1984 Plan. The 1984 Plan terminated in March 1994 and no further options may be granted under this plan.

    The 1984 Plan is administered by the Compensation Committee (the "Committee"). No member of the Committee may be granted an option under the 1984 Plan. The Committee (i) designates the employees (including officers and directors who are employees of the Company) to receive options, (ii) determines the number and price of shares to be optioned to each optionee, and (iii) determines such other provisions of the individual options as it may deem necessary or desirable, subject to the limitations contained in the 1984 Plan. The Board of Directors may amend the 1984 Plan at any time; however, certain amendments are subject to approval by the stockholders and adversely affected optionees.

    Incentive stock options granted under the Plan must have a per-share exercise price of not less than the fair market value per share at the date of grant. Non-qualified stock options may be granted at such price as may be determined by the Committee.

    The exercise price of options granted under the 1984 Plan payable in cash, but the Board of Directors may, in its discretion, allow all or any portion of the exercise price to be paid by tendering shares of Common Stock valued at fair market value. Options may not be transferred by the optionee except by will or the laws of descent and distribution and may be exercised only while the optionee is employed by the Company or a subsidiary and for three months thereafter.

    The Committee may grant options that are exercisable in full at any time or from time to time or in installments or upon the occurrence of specified events. No option may be exercised for more than ten years from the date of grant, and no option granted to any person who owns stock of the Company possessing more than 10% of the voting power of all capital stock of the Company may be exercised for more than five years from the date of grant.

    There were no individual grants of stock options pursuant to the Company's Stock Option Plan during 1994 to any of the executive officers named in the Summary Compensation Table above.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concern in stock options exercised during the fiscal year ended December 31, 1994 and options held at fiscal year end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-ENDED OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 SHARES                      OPTIONS AT FY-END ($)          AT FY-END ($)(2)
                               ACQUIRED ON      VALUE      --------------------------  --------------------------
NAME                           EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -----------------------------  -----------  -------------  -----------  -------------  -----------  -------------
Phillips W. Smith............           0             0             0              0            0             0
Peter J. Cassidy.............           0             0       300,000              0      114,000             0
John R. Harding..............     100,000        48,800        96,141        108,750       36,534        41,325
Douglas E. Klint.............           0             0         2,000          8,000            0             0

- ------------------------

(1) Market value of underlying securities, based on the last sale price of the Companies Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System on the date of exercise, minus the exercise price.

(2) Market value of underlying securities, based on the last sale price of the Company's Common Stock on the NASDAQ National Market System at 1994 fiscal year end ($1.38 per share), minus the exercise price.

CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness in excess of $60,000 outstanding during the past fiscal year.

                                                                                              LARGEST
                                                                                             PRINCIPAL    PRINCIPAL
                                                                                              AMOUNT      BALANCE AT
                                                             INTEREST                       OUTSTANDING  DECEMBER 31,
NAME/PRINCIPAL POSITION       LOANS         LOAN DATE          RATE       MATURITY DATE     DURING 1994      1994
- --------------------------  ----------  ------------------  ----------  ------------------  -----------  ------------
Phillips W. Smith ........  $1,500,000  August 27, 1992     one         August 27, 1995      1,500,000     1,500,000
 President & CEO                        for $600,000 and    percent     for $600,000 and
                                        September 1, 1993   over Prime  September 1, 1995
                                        for $900,000        rate        for $900,000

These loans were made in connection with the purchase and financing of real property and in connection with the exercise of stock options by Dr. Smith. Both loans are documented with full recourse Promissory Notes signed by Dr. Smith. These loans are secured by certain real property including Dr. Smith's home in Paradise Valley, Arizona; as well as 1,200,000 shares of Common Stock of the Company owned by Dr. Smith of which 300,000 shares were previously purchased by him in the open market.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is comprised of two non-employee directors of the Board of Directors. No member of the Committee is a former or current officer or employees of the Company.

    The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including the annual management incentive plans and the Company's stock option plans. In addition, The Committee reviews compensation levels of executive officers and evaluates their performance.

    It is the compensation policy of the Committee that a substantial portion of the annual compensation opportunities of each executive officer be contingent upon the performance of the Company. The Committee also believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with stockholders.

    The salaries for executive officers generally are based on a review of salaries for comparable positions among competing companies, and are adjusted annually to take into account cost of living increases, merit increases and adjustments deemed necessary to continue to attract and retain highly qualified executive officers.

    Under the Company's annual incentive plan, incentive compensation is paid based on the performance of the Company as a whole. Bonuses for Messrs. Smith, Cassidy and Klint are paid based on attainment of Company profitability goals and incentive compensation for Mr. Harding is paid based on commissions for attainment of Company revenue. Annual incentive compensation at targeted levels of performance represents approximately 50% of total cash compensation for the CEO and 25% to 45% for the executive officers. The targeted amounts of incentive compensation are established in the Company's annual operating plan, which is approved by the Board annually.

    The Company's performance is measured for purposes of compensation decisions under the annual incentive plan against goals established by the Committee in consultation with management prior to the fiscal year based on the Company's annual operating plan.

    The financial goals for fiscal 1994 which related to Company revenue and net profit before tax were not achieved and, accordingly, no bonuses were paid to executive officers for 1994 performance. Mr. Harding was paid incentive compensation of $69,167 related to revenue and gross profit attainment in 1994. No stock options were granted to executive officers in 1994.

                                          James Fiebiger
                                          CHAIRMAN, COMPENSATION COMMITTEE

                                          Benjamin Huberman
                                          MEMBER, COMPENSATION COMMITTEE

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns (on a dividend reinvestment basis) for the Company, NASDAQ Stock Market (U.S.) and Hambrecht and Quist ("H&Q") Technology Index. Note that the historic stock price performance is not necessarily indicative of future stock price performance.

                               ZYCAD CORPORATION
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ZYCAD CORP.    H&Q TECHNOLOGY INDEX    NASDAQ STOCK MARKET-U.S. INDEX
Dec-89              100                     100                               100
Dec-90             27.1                   91.42                             84.92
Dec-91           154.17                  135.14                            136.28
Dec-92            112.5                  155.54                            158.58
Dec-93             89.6                  169.64                            180.93
Dec-94            45.83                   196.9                            176.91

Assumes $100 invested on December 31, 1989 in the Company's Common Stock, NASDAQ Stock Market (U.S.) and Hambrecht and Quist Technology Index.

*Total return assumes reinvestment of dividends

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors is asking stockholders to ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1994. The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche. If the stockholders do not ratify the selection of Deloitte & Touche, the Board of Directors will reconsider its selection.

    Deloitte & Touche performed the audit of the Company's financial statements in 1992 and 1993. A representative of Deloitte & Touche is expected to be present at the meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares of represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Douglas E. Klint
                                          SECRETARY

Fremont, California
July 26, 1995

                               ZYCAD CORPORATION
                             47100 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Zycad Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 26, 1995, and the Company's 1994 Annual Report to Stockholders, and hereby appoints Phillips W. Smith and Douglas E. Klint, and each of them, proxies and attorneys-in-fact, with full power to represent the undersigned at the 1995 Annual Meeting of Stockholders of Zycad Corporation to be held on Wednesday, August 30, 1995 at 3:30 p.m., local time, at the Company's Headquarters, 47100 Bayside Parkway, Fremont, California, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.  Election of Directors

Nominees: Phillips W. Smith, Benjamin Huberman, Peter J. Cassidy, James R. Fiebiger
/ / FOR all nominees       / / WITHHELD from all nominees       / / ____________
For all nominees except as those listed on the line above

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the company for the 1995 fiscal year.
          / / FOR            / / AGAINST            / / ABSTAIN

/ / Mark here for address change and note below

    And upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

    This proxy should be dated, signed by the stockholder exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If proxies are held by joint tenants or as community property, both should sign.
                                         Signature:  ______________ Date _______
                                         Signature:  ______________ Date _______